                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement

     /X/ Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.142-12
                         First Merchants Corporation
- -------------------------------------------------------------------------------
                   Name of Registrant as Specified in Charter

                             Merrill Corporation
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a 6(i)(3)

/ /  Fee computed on table below per Exchange Act Rules 14a 6(i)(4)
     and 0 11

     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        -----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                         FIRST MERCHANTS CORPORATION
                           200 EAST JACKSON STREET
                           MUNCIE, INDIANA  47305

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 31, 1994

     The annual meeting of the shareholders of First Merchants Corporation will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, on Thursday, March 31, 1994, at 3:30 p.m. for the following purposes:

     (1) To elect three directors to hold office for a term of three years and until their successors are duly elected and qualified.

     (2) To act on a proposal to approve the First Merchants
         Corporation 1994 Stock Option Plan.

     (3) To act on a proposal to approve the First Merchants
         Corporation Employee Stock Purchase Plan (1994).

     (4) To ratify the appointment of the firm of Geo. S. Olive &
         Co. as independent public accountants for 1994.

     (5) To transact such other business as may properly come before the meeting.

     Only those shareholders of record at the close of business on February 17, 1994 shall be entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors


                                       ----------------------------------------
                                       Rodney A. Medler
                                       Secretary

Muncie, Indiana
February 22, 1994


                 IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

            IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE
              MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE
                  IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                              February 22, 1994


                          FIRST MERCHANTS CORPORATION

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 31, 1994


        This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of First Merchants Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held March 31, 1994. The distribution of these proxy materials is expected to commence on February 22, 1994.

        Any shareholder giving a proxy has the right to revoke it any time before it is exercised by written notice to the Secretary received prior to the meeting or in person at the meeting. The shares represented by proxies will be voted in accordance with the instructions on the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of Items 1, 2, 3 and 4.


VOTING SECURITIES

        Only shareholders of record at the close of business on February 17, 1994 will be entitled to notice of and to vote at the annual meeting. As of February 17, 1994, the number of shares of common stock outstanding and entitled to vote was 3,390,130. Each share is entitled to one vote. The affirmative vote of a majority of the Corporation's common shares present and voting at the meeting in person or by proxy is required for approval of all items being sub-mitted to the shareholders for their consideration, except that the affirmative vote of at least a majority of the Corporation's outstanding common shares is required to adopt the proposals to approve the First Merchants Corporation 1994 Stock Option Plan and the First Merchants Corporation Employee Stock Purchase Plan (1994). The Secretary will count the votes and announce at the meeting the number voting for and against each item and the number abstaining. Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted.


ELECTION OF DIRECTORS

        Three directors will be elected at the annual meeting.

        The persons named below have been nominated for election to the Board of Directors (the "Board"), with terms expiring as of the 1997 annual meeting of shareholders. All of the nominees are currently members of the Board.

        Those persons nominated as directors include:

Name and Age                      Present Occupation          Director Since(1)
- ------------                      ------------------          -----------------
Class III (Terms expire 1997):
- ------------------------------

Nelson W. Heinrichs; age 54       President, Jordan Paper           1987 (1987)
                                  Products, Inc. (Jordan
                                  Paper Products, Inc. is a
                                  wholesaler and distributor
                                  of diversified paper products.)

Joseph E. Wilson; age 52          President, Muncie Power           1988 (1988)
                                  Products, Inc. (Muncie Power
                                  Products, Inc. manufactures
                                  and distributes power trans-
                                  mission components to the
                                  truck equipment industry.)

Robert F. Wisehart; age 67        Attorney; Chairman of the         1991 (1955)
                                  Board, First United Bank


Those persons named below continue to serve as directors:

Class I (Terms expire 1995):
- ----------------------------

Michael L. Cox, age 49            Group President, Ontario          1984 (1984)
                                  Corporation (Ontario Corporation
                                  manufactures and services
                                  aerospace components and
                                  engages in metallurgical and
                                  environmental testing and in
                                  computer software development.)

John W. Hartmeyer; age 55         President, Al Pete Meats, Inc.    1982 (1971)
                                  (Al Pete Meats, Inc. is a
                                  producer of frozen breaded
                                  retail and institutional meat
                                  and vegetable products.)

Jon H. Moll; age 51               Partner, DeFur, Voran, Hanley,    1985 (1985)
                                  Radcliff & Reed, Attorneys

Robert M. Smitson; age 57         President, Maxon Corporation      1982 (1979)
                                  (Maxon Corporation designs and
                                  manufactures specialty industrial
                                  combustion systems and valves.)

Name and Age                      Present Occupation          Director Since(1)
- ------------                      ------------------          -----------------
Class II (Terms expire 1996):
- -----------------------------

Stefan S. Anderson; age 59        Chairman of the Board and         1982 (1975)
                                  President, First Merchants
                                  Corporation and First
                                  Merchants Bank, N.A.

Thomas B. Clark; age 48           Senior Vice President and         1989 (1989)
                                  Chief Financial Officer,
                                  Alltrista Corporation
                                  (Alltrista Corporation
                                  manufactures metal, plastics
                                  and consumer products and
                                  industrial equipment.)

David A. Galliher, age 61         President and Treasurer,          1982 (1969)
                                  Wm. A. Didier & Sons, Inc.
                                  (Wm. A. Didier & Sons, Inc.
                                  manufactures credit cards.)

Thomas K. Gardiner; age 46        Physician, Medical                1989 (1989)
                                  Consultants, P.C.

Hurley C. Goodall; age 66         Retired City of Muncie            1992 (1992)
                                  Firefighter and former
                                  Indiana State Represent-
                                  ative, District 34

John E. Worthen; age 60           President, Ball State             1987 (1987)
                                  University


         (1) Except as stated below, years in parenthesis relate to service as a director of the Corporation's wholly-owned subsidiary, First Merchants Bank, N.A. ("First Merchants"). Prior to December 16, 1991, First Merchants' name was The Merchants National Bank of Muncie. In the case of Mr. Wisehart, the year in paren-thesis relates to service as a director of the Corporation's wholly-owned subsidiary, First United Bank ("First United"). All of the Corporation's directors except Mr. Wisehart are also directors of First Merchants. Mr. Wisehart is the only director of the Corporation who is also a director of First United.


        The occupations set forth above have been the principal occupations of the director-nominees and continuing directors during the past 5 years except as follows: Mr. Clark was Vice President, Communications, Planning and Development of Ball Corporation from 1989 until he joined Alltrista Corporation as Senior Vice President and Chief Financial Officer in 1992 (Alltrista Corporation was a wholly-owned subsidiary of Ball Corporation until it was spun off as an inde-pendent public corporation on April 2, 1993). Mr. Galliher was President of A.
E. Boyce Company, Inc. until he retired from that position in 1991 (A. E. Boyce Company, Inc. designs and manufactures business forms and systems); he has been President and Treasurer of Wm. A. Didier & Sons, Inc. since 1978. Mr. Goodall retired from the Indiana House of Representatives in 1992.


CERTAIN COMMITTEES OF THE BOARD

        The Corporation's Executive Committee functions as a nominating committee. It recommends to the Board: (a) candidates to fill any vacancies on the Board, and (b) a slate of directors to be elected each year at the annual meeting of shareholders. The Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. The members of the Executive Committee are Messrs. Anderson, Clark, Cox, Galliher, Hartmeyer, Moll, and Smitson. The Executive Committee met 4 times during 1993.

        The Corporation has an Audit Committee whose functions are: (a) to assist the Board in fulfilling its responsibilities relating to accounting, auditing and financial reporting functions; (b) to review or cause to be reviewed all reports of examination made by banking authorities; (c) to meet with the internal auditors and to make or cause to be made internal examinations and audits of the affairs of the Corporation and its subsidiaries; (d) to meet with the external auditors and to review the scope and results of external audits; and (e) to consult with management on the selection of the independent public accountants to serve as external auditors for the ensuing year. The members of the Audit Committee are Messrs. Clark, Cox, Galliher, Gardiner, Goodall, Heinrichs, Wilson, Wisehart, Worthen, and George Likens, who is a director of Pendleton but not of the Corporation. Clell W. Douglass, who is retiring as a director as of the 1994 annual meeting, also served on the Audit Committee during 1993. The Audit Committee met 3 times during 1993.

        The Corporation has a Compensation Committee whose functions are: (a) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees of the Corporation and the chief execu-tive officers of its subsidiaries, and (b) to review and approve the compensa-tion and benefits to be paid to the executive officers and senior management employees and the compensation ranges and benefits for other officers and employees of the Corporation's subsidiaries. The authority to periodically adjust the compensation and benefits of employees, other than executive officers and senior management of the Corporation and the chief executive officers of its subsidiaries, has been delegated by the Compensation Committee to the chief executive officers of the subsidiaries. The Compensation Committee is responsi-ble for the administration of the Corporation's incentive compensation and stock plans. The members of the Compensation Committee are Messrs. Clark, Hartmeyer and Smitson. Clell W. Douglass, who is retiring as a director as of the 1994 annual meeting, also served on the Compensation Committee during 1993. The Com-pensation Committee met 4 times during 1993.


MEETINGS OF THE BOARD

        The Board of Directors held 5 meetings during 1993. Mr. Clark was the only director of the Corporation who attended fewer than 75% of the total number of meetings of the Board and the committees on which he served.


COMPENSATION OF DIRECTORS

        Directors of the Corporation who were employees of the Corporation or one of its subsidiaries received no separate compensation for their services as directors in 1993. Other than Mr. Wisehart, directors of the Corporation who were not employees received no compensation for attending meetings of the Corporation's Board; however, they were paid an annual retainer of $2,200 and $200 for each meeting of First Merchants' Board of Directors that they attended in 1993. In addition, they were paid $200 per meeting for attending meetings of the Executive Committee and the other committees of the Corporation's or First Merchants' Board of Directors. The chairman of the Executive Committee was paid an additional $200 and the chairmen of the other committees were paid an additional $100 for each meeting over which they presided. Mr. Wisehart was paid $300 for each meeting of the Corporation's Board of Directors and $200 for each meeting of the Audit Committee he attended. He received $4,500 for serving as the Chairman of First United's Board of Directors, and First United paid him $150 per month for serving on its Board of Directors, $300 per month for serving on its Executive Committee and $400 per month for serving on its Loan Workout Committee. Mr. Wisehart was also covered by First United's health insurance plan.

        First Merchants maintains an unfunded deferred compensation plan which gives each director an annual election to defer the receipt of director's fees. Any amounts reflected in a director's account under the plan are credited with interest at a rate equal to First Merchants' 18-month variable rate IRA account rate. Payments are made or begun when the individual ceases to be a director, or upon retirement or death. During 1993, 3 directors participated in the plan, deferring fees of $26,900 as a group.


COMPENSATION OF EXECUTIVE OFFICERS

        The tables in this section of the Proxy Statement contain information concerning the compensation of certain named executive officers as of the Corporation's most recent fiscal year-end, December 31, 1993. The information in these tables concerning stock options reflects the 3-for-2 common stock split which was effective at the close of business on January 25, 1993 for sharehold-ers of record at the close of business on January 18, 1993.

SUMMARY COMPENSATION TABLE

        The following table contains information concerning the compensation paid by the Corporation and its subsidiaries for the years 1991, 1992 and 1993 to the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer.


                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation Long Term Compensation
                                        ------------------------------------------
                                                                      Awards
                                                               -------------------
Name and                                                            Securities
Principal                                                           Underlying          All Other
Position                         Year     Salary     Bonus           Options          Compensation(1)
                                           ($)        ($)              (#)                  ($)
- -----------------------------------------------------------------------------------------------------
Stefan S. Anderson,              1993    161,519     41,801           1,950                1,969
   Chairman of the Board         1992    153,870     59,190           1,950                1,875
   and President, Corporation    1991    135,825     49,262           2,700                1,665
   and First Merchants

Roger W. Gilcrest,               1993    119,764     19,017           1,350                1,458
   Executive Vice President,     1992    113,300     27,252           1,350                1,383
   First Merchants               1991    108,204     24,510           1,650                1,327

Paul R. Hoover,                  1993     98,042     15,592           1,350                1,195
   Senior Vice President-        1992     92,941     22,324           1,350                1,133
   Operations, First             1991     88,305     20,030           1,650                1,083
   Merchants

Larry R. Helms,                  1993     86,095     13,668           1,350                1,048
   Senior Vice President         1992     82,829     19,860           1,350                1,008
   and General Counsel,          1991     79,664     17,988           1,650                  976
   Corporation, and
   Senior Vice President,
   First Merchants

Lowell E. Williams,              1993     85,479     13,423           1,350                1,029
   Senior Vice President,        1992     81,397     19,293           1,350                  979
   First Merchants               1991     77,831     17,477           1,650                  953

- --------------------------
(1)  Employer contributions for fiscal year to retirement savings plan (Internal Revenue Code
     Section 401(k) plan).

OPTION GRANTS TABLE

        The 1989 Stock Option Plan, which became effective as of June 30, 1989, provides for the issuance of options to key employees of the Corporation or any subsidiary to purchase the Corporation's common stock at prices not less than the market price of the stock on the dates of grant. The following table con-tains information concerning individual grants of stock options under the plan made during 1993 to each of the executive officers named in the Summary Compensation Table above.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                              Individual Grants
                                                                              Potential Realizable
                                                                              Value at Assumed
                      Number of   Percent                                     Annual Rates
                      Securities  of Total                                    of Stock Price
                      Underlying  Options                                     Appreciation for
                      Options     Granted to     Exercise                     Option Term
                      Granted     Employees in   Price     Expiration
Name                     (#)      Fiscal Year    ($/Sh)    Date               5%($)      10%($)
- -----------------------------------------------------------------------------------------------
Stefan S. Anderson     1,950          9.70        27.50    July 30, 2003     33,784      85,264

Roger W. Gilcrest      1,350          6.72        27.50    July 30, 2003     23,389      59,029

Paul R. Hoover         1,350          6.72        27.50    July 30, 2003     23,389      59,029

Larry R. Helms         1,350          6.72        27.50    July 30, 2003     23,389      59,029

Lowell E. Williams     1,350          6.72        27.50    July 30, 2003     23,389      59,029

- -------------------

(1)  Options were granted on July 30, 1993 and are exercisable on or after January 30, 1994, but not after July 30, 2003.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

        The following table contains information concerning (1) each exercise of stock options under the 1989 Stock Option Plan during 1993 by each of the executive officers named in the Summary Compensation Table above, and (2) the value as of December 31, 1993 of each of the named executive officer's unexer-cised options on an aggregated basis.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                             Number of Securities
                     Shares                  Underlying Unexercised     Value of Unexercised
                     Acquired                Options at Fiscal          In-the-Money Options
                     on           Value      Year-End                   at Fiscal Year-End
                     Exercise     Realized           (#)                        ($)
                                            ---------------------------------------------------

Name                   (#)          ($)     Exercisable/Unexercisable Exercisable/Unexercisable
- -----------------------------------------------------------------------------------------------

Stefan S. Anderson       0           0        11,400  /  1,950          138,401  /  3,900

Roger W. Gilcrest        0           0         6,900  /  1,350           82,076  /  2,700

Paul R. Hoover           0           0         6,900  /  1,350           82,076  /  2,700

Larry R. Helms           0           0         6,900  /  1,350           82,076  /  2,700

Lowell E. Williams       0           0         5,100  /  1,350           53,576  /  2,700


PENSION PLAN TABLES

        The Corporation has a defined benefit pension plan covering, in general, all full-time employees of the Corporation and its subsidiaries. The following table shows the estimated annual benefits payable upon retirement at age 65 to persons born in 1936 (the average of the birth years of the executive officers named in the Summary Compensation Table above) in specified compensa-tion and years of service classifications under the plan.


                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
                 -------------------------------------------------------------
Remuneration        15           20           25           30           35
                 -------------------------------------------------------------
  125,000        $ 36,765     $ 49,020     $ 61,275     $ 61,275     $ 61,275
  150,000          44,640       59,520       74,400       74,400       74,400
  175,000          52,515       70,020       87,525       87,525       87,525
  200,000          60,390       80,520      100,650      100,650      100,650


        Benefits under the plan are determined primarily by average final com-pensation and years of service and are computed on the basis of straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

        Remuneration for purposes of the Pension Plan Table above consists of the base salary and service award components of the salary amounts reported in the Summary Compensation Table above. As of January 1, 1994, Messrs. Anderson, Gilcrest, Hoover, Helms and Williams, the executive officers named in the Sum-mary Compensation Table, have 19.2, 5.5, 6.8, 22.3 and 39.5 credited years of service, respectively, and their 1993 remuneration for purposes of calculating their pension benefits under the plan was $157,595, $116,625, $95,630, $83,910 and $82,495, respectively.

        Participants in the plan who had at least 15 credited years of service and whose combined age and years of service totaled at least 65 as of January 1, 1991, including Messrs. Anderson, Helms and Williams, are entitled to a pension benefit calculated under the formula that was in effect prior to 1990 if that will produce a greater benefit. The following table shows the estimated annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications under the formula that was in effect prior to 1990.


                     PENSION PLAN TABLE (PRE-1990 FORMULA)

                                         Years of Service
                 ------------------------------------------------------------
REMUNERATION         15           20          25           30           35
- ------------     ------------------------------------------------------------
  125,000        $ 37,500     $ 50,000     $ 62,500     $ 62,500     $ 62,500
  150,000          45,000       60,000       75,000       75,000       75,000
  175,000          52,500       70,000       87,500       87,500       87,500
  200,000          60,000       80,000      100,000      100,000      100,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Corporation is comprised of the fol-lowing non-employee directors: Thomas B. Clark, John W. Hartmeyer and Robert M. Smitson (Chairman). Clell W. Douglass, who is retiring as a director as of the 1994 annual meeting, also served on the Compensation Committee during 1993.
Mr. Smitson is the President of Maxon Corporation. Stefan S. Anderson, the Chairman of the Board and President of the Corporation and First Merchants, serves as a director of Maxon Corporation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for establishing the salary of the Corporation's chief executive officer and approv-ing the salaries of the other executive officers after receiving recommendations from the chief executive officer. The Committee is also responsible for admini-stering the Corporation's incentive compensation and stock plans.

        GENERAL POLICY ON EXECUTIVE COMPENSATION. The Board of Directors of the Corporation has established an executive compensation program which is designed to provide incentives to executive officers to achieve short-term and long-term corporate strategic management goals, with the ultimate objective of obtaining a superior return on the shareholders' investment. To this end, the compensation program for executive officers is comprised of cash and equity-based components which consider: the executive officer's individual performance; the Corporation's performance as measured against previously-established annual and long-term goals; the Corporation's performance compared to industry peers; and the compensation paid by competitors to individuals hold-ing similar management positions.

        SALARIES. The salaries paid to the executive officers, including the executive officers named in the Summary Compensation Table, were subjectively determined after consideration of the executive officer's individual performance, the evaluation of the chief executive officer for executive offi-cers other than the chief executive officer, the Corporation's financial results compared with industry peers, various industry salary surveys, and other factors such as budgetary considerations and inflation rates.

        The Compensation Committee believes that the executive officers' sala-ries should be at or above the average of the salaries paid to executive offi-cers with similar responsibilities at Indiana and Midwestern banks and bank holding companies of similar size. The salaries paid executive officers at peer financial institutions were determined by consulting several surveys, most importantly: the Indiana Bankers Association survey of Indiana banks; the Crowe Chizek Mid-West Bank survey of 94 banks; salary survey data prepared by Sheshunoff; and an informal survey of the Financial Associates banks (9 Indiana banks with assets between $200,000,000 and $1,400,000,000).

        INCENTIVE COMPENSATION. The bonuses paid to the executive officers, other than the chief executive officer, were determined under the Corporation's Management Incentive Plan for Administrative Officers. The plan provides for bonuses of up to 25% of annual base salary for the executive officers if First Merchants meets specific targets established in advance of the fiscal year for return on assets, return on equity, and net income growth. 30% of the bonus is tied to the return on assets target, 25% is tied to the return on equity target, and 45% is tied to the net income growth target for the fiscal year. The execu-tive officers, other than the chief executive officer, received bonuses of 16.31% of base salary for 1993. The minimum ("threshold") performance levels which would qualify the executive officers for bonuses under the plan were exceeded for all criteria -- First Merchants' return on assets, return on equity, and net income growth. Maximum levels were not exceeded for any of the criteria.

        The bonus paid to the chief executive officer was determined under the Corporation's Management Incentive Plan for Chief Executive Officer. The plan provides for a bonus of up to 40% of annual base salary for the chief executive officer, if the same targets are met as are established for the other executive officers. However, the chief executive officer's bonus depends on the perform-ance for the fiscal year of both the Corporation and First Merchants. 30% of the bonus is tied to the Corporation's and First Merchants' performance (15% each) relative to the return on assets target, 30% is tied to the Corporation's and First Merchants' performance (15% each) relative to the return on equity target, and 40% is tied to the Corporation's and First Merchants' performance (20% each) relative to the net income growth target for the fiscal year. The chief executive officer received a bonus of 26.54% of base salary for 1993. The minimum ("threshold") performance levels which would qualify the chief executive officer for a bonus under the plan were exceeded for all criteria __ the Corporation's and First Merchants' return on assets, return on equity, and net income growth. Maximum levels were not exceeded for any of the criteria.

        STOCK PLANS. Equity-based compensation, including compensation under the Corporation's Stock Option Plan and Employee Stock Purchase Plan, is intended to encourage ownership and retention of the Corporation's common stock by key employees, thereby giving them a meaningful stake in the Corporation's continued success and aligning their interests with those of other shareholders.

        The Stock Option Plan is briefly described in the paragraph above the Option Grants Table. During 1993 the Compensation Committee awarded options for 1,950 shares to the chief executive officer and 1,350 shares to each of the other executive officers under the plan. Options have been awarded over the past 5 years for substantially all of the shares reserved under the plan when it was established in 1989. Therefore, the Board of Directors has proposed that a new plan be adopted and that 210,000 shares of the Corporation's common stock be reserved for issuance to key employees and non-employee directors over the next 5 years. See "Proposal to Approve First Merchants Corporation 1994 Stock Option Plan."

        The Employee Stock Purchase Plan generally provides that full-time employees of the Corporation or a participating subsidiary with more than 6 months of service may elect, prior to the offering period (July 1 to June 30), to purchase common shares of the Corporation at a price equal to 85% of the lesser of the market price of the stock at the beginning of the period and the market price at the end of the period. For the offering period ending June 30, 1993, Messrs. Anderson, Gilcrest, Hoover, Helms and Williams, the executive officers named in the Summary Compensation Table, purchased 926, 406, 657, 116, and 773 shares, respectively, under the plan. The plan covers 5 offering periods, expiring on June 30, 1994. The Board of Directors has proposed that a new plan be adopted and that 112,500 shares of the Corporation's common stock be reserved for issuance to plan participants over 5 offering periods, expiring on June 30, 1999. See "Proposal to Approve First Merchants Corporation Employee Stock Purchase Plan (1994)."

        OTHER COMPENSATION. The executive officers are also covered by medical and retirement plans which are generally applicable to full-time employees of the Corporation and its subsidiaries. The retirement plans covering each of the executive officers are the defined benefit pension plan described in the "Pension Plan Tables" section and the retirement savings plan (Internal Revenue Code Section 401(k) plan) referred to in the Summary Compensation Table.


        CHIEF EXECUTIVE OFFICER'S COMPENSATION. The chief executive officer's salary and bonus are determined in the manner described above in this section. Mr. Anderson's total compensation for 1993, including salary and bonus, was near the average for comparable financial institutions but below average if the comparison is limited to chief executive officers who also serve as chairman of the financial institution's board of directors. His 1993 compensation was 4.57% less than his 1992 compensation because his bonus under the Management Incentive Plan was smaller in 1993. In 1993 the Corporation and its subsidiary banks again received national recognition for their financial strength, and the Corporation's and First Merchants' earnings grew for the 18th consecutive year under Mr. Anderson's leadership.


                                       FIRST MERCHANTS CORPORATION COMPENSATION
                                       COMMITTEE


                                       Robert M. Smitson, Chairman
                                       Thomas B. Clark
                                       Clell W. Douglass
                                       John W. Hartmeyer


PERFORMANCE GRAPH

        The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with (1) the cumulative total return of the CRSP Index for NASDAQ Stock Market (U.S. Companies), and (2) the cumulative total return of the CRSP Index for NAS-DAQ Bank Stocks. The graph assumes $100 was invested on June 20, 1989 (the first day the Corporation's common stock was traded in the NASDAQ market) in the Corporation's common stock, and in each of the two indexes shown, and all divi-dends were reinvested.

                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG FIRST
                  MERCHANTS CORPORATION, NASDAQ STOCK MARKET (U.S. COMPANIES)
                  AND NASDAQ BANK STOCKS


                      12/31/88    06/20/89    12/31/89    12/31/90    12/31/91    12/31/92    12/31/93
                      --------    --------    --------    --------    --------    --------    --------
FMC                      --        100.0        106.4       99.8        141.1       218.9       218.5

NASDAQ Stock Market     84.5       100.0        102.5       87.1        139.7       162.4       185.3

NASDAQ Bank Stocks      87.0       100.0         96.7       70.8        116.2       168.9       192.5



        The graph in the proxy statement for the 1993 annual shareholder meet-ing compared the Corporation's performance to that of the Russell 2000 Index and the Value Line Midwest Bank Industry Index. However, the Corporation considers the NASDAQ Stock Market and Bank Stocks Indexes to be more appropriate for com-parison of performance since the Corporation's common stock is traded in the NASDAQ market. The NASDAQ Stock Market and Bank Stocks Indexes were not publish-ed early enough in 1993 to use them in last year's proxy statement. These indexes were available early enough to use in this year's proxy statement and are expected to be so in future years.

        The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with the cumulative total returns of the indexes used in the 1993 proxy state-ment -- the Russell 2000 and Value Line Midwest Bank Industry Indexes. The graph assumes $100 was invested on January 1, 1989 in the Corporation's common stock, and in each of the two indexes shown, and all dividends were reinvested.


                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG FIRST
                  MERCHANTS CORPORATION, RUSSELL 2000 INDEX AND VALUE LINE
                  MIDWEST BANK INDUSTRY INDEX



                         12/31/88    12/31/89    12/31/90    12/31/91    12/31/92    12/31/93
                         --------    --------    --------    --------    --------    --------
FMC                        100.0       119.1       111.8       158.1       245.2       244.7

Russell 2000               100.0       116.2        93.8       136.7       161.8       192.4

Midwest Bank Industry      100.0       128.6       115.7       203.0       258.5       265.6


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following is a summary of the amount and percent of the Corpora-tion's common stock beneficially owned on January 15, 1994 by each beneficial owner of more than 5% of the Corporation's common stock, by each continuing director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and invest-ment power.

                                     AMOUNT AND NATURE              PERCENT
     BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP(1)         OF CLASS
     ----------------            --------------------------     ----------------
     George and Frances Ball             206,413                      6.09
     Foundation
     P.O.Box 1408
     Muncie, Indiana 47308

     Stefan S. Anderson                   55,393 (2)                  1.61
     Thomas B. Clark                         150                       *
     Michael L. Cox                        1,758                       *
     David A. Galliher                     1,200                       *
     Thomas K. Gardiner                      750                       *
     Hurley C. Goodall                        45
     John W. Hartmeyer                    25,710 (3)                   *
     Nelson W. Heinrichs                   1,441                       *
     Jon H. Moll                           2,969 (4)                   *
     Robert M. Smitson                     4,050 (5)                   *
     Joseph E. Wilson                        801                       *
     Robert F. Wisehart                   27,426 (6)                   *
     John E. Worthen                         300 (7)                   *

     Roger W. Gilcrest                    21,870 (8)                   *
     Paul R. Hoover                       13,127 (9)                   *
     Larry R. Helms                       10,099 (10)                  *
     Lowell E. Williams                   18,034 (11)                  *

     Directors and Executive
     Officers as a Group  (19)           196,898 (12)                 5.72

      (1) The information contained in this column is based upon informa-tion furnished to the Corporation by the persons and entities named above and shareholder records of the Corporation. The amounts have been adjusted to reflect the 3-for-2 common stock split which was effective at the close of business on January 25, 1993 for shareholders of record at the close of business on January 18, 1993.

      (2) Includes 2,250 shares held by his spouse, Joan Anderson, in which he disclaims any beneficial interest. Also includes 13,350 shares which Mr. Anderson has the right to acquire during the next 60 days under a stock option plan.


      (3) Includes 17,250 shares and 2,700 shares owned by Al Pete Meats, Inc. and Al Pete Enterprises, Inc., respectively; 1,200 shares owned by Hartmeyer, Inc.; 1,500 shares held by his spouse, Carol A. Hartmeyer, in which he disclaims any beneficial interest; and 1,800 shares held by Mr. Hartmeyer as custodian for other relatives, in which he dis-claims any beneficial interest.

      (4) Includes 640 shares held by his spouse, Barbara E. Moll, in which he disclaims any beneficial interest.

      (5) Includes 2,250 shares held by his spouse, Marilyn S. Smitson, in which he disclaims any beneficial interest.

      (6) Includes 468 shares owned by Wisehart Farms, Inc.; 12,804 shares held by Mr. Wisehart as trustee for his son, Frank A. Wisehart, in which he disclaims any beneficial interest; and 12,804 shares held by his spouse, Jean F. Wisehart, as trustee for his daughter, Mary K. Wisehart, in which he disclaims any beneficial interest.

      (7)  Held jointly with his spouse, Sandra D. Worthen.

      (8) Includes 1,125 shares held by his spouse, Linda Gilcrest, and 1,650 shares held by Mr. Gilcrest as trustee for his mother, Dorothy Gilcrest. Also includes 8,250 shares which Mr. Gilcrest has the right to acquire during the next 60 days under a stock option plan.

      (9) Includes 4,012 shares held jointly with his spouse, Judy Hoover. Also includes 78 shares held by his spouse, Judy Hoover, in which he disclaims any beneficial interest. Also includes 8,250 shares which Mr. Hoover has the right to acquire during the next 60 days under a stock option plan.

     (10) Includes 1,849 shares held jointly with his spouse, Sandra Helms. Also includes 8,250 shares which Mr. Helms has the right to acquire during the next 60 days under a stock option plan.

     (11) Includes 8,700 shares held jointly with his spouse, Marilyn Williams. Also includes 1,806 shares held by his spouse, Marilyn Williams, in which he disclaims any beneficial interest. Also includes 6,450 shares which Mr. Williams has the right to acquire during the next 60 days under a stock option plan.

     (12) Includes 53,250 shares which executive officers have the right to acquire during the next 60 days under a stock option plan.

      * Percentage beneficially owned is less than 1% of the outstanding shares.


INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        Certain directors and executive officers of the Corporation and its subsidiaries and their associates are customers of, and have had transactions with, First Merchants, Pendleton and First United from time to time in the ordi-nary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, includ-ing interest rates and collateral, as those prevailing at the time for compara-ble transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        Jon H. Moll, a director of the Corporation and First Merchants, is a partner in the firm of DeFur, Voran, Hanley, Radcliff & Reed, Muncie, Indiana, which serves as legal counsel to the Corporation and First Merchants and provides legal services to the Corporation's other subsidiaries on a transac-tional basis.

        Robert F. Wisehart, a director of the Corporation and Chairman of the Board of Directors of First United, owns the firm of Wisehart & Wisehart, Middletown, Indiana, which serves as legal counsel to First United.
Mr. Wisehart's firm was paid $23,905 in fees and expenses for legal services in 1993 to First United. A portion of the legal fees represent loan fees which are passed through to customers in financing transactions.


PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 1994 STOCK OPTION PLAN

        On December 14, 1993 the Board of Directors adopted the First Merchants Corporation 1994 Stock Option Plan (the "1994 Stock Option Plan"). The Board's adoption of the 1994 Stock Option Plan was subject to approval by the holders of a majority of the Corporation's outstanding common stock, which approval is now being sought. The Board recommends approval of the 1994 Stock Option Plan, the principal features of which are set forth below.

        Under the 1994 Stock Option Plan certain executives and other key employees of the Corporation and its subsidiaries, as designated by the Compen-sation Committee of the Board (the "Committee"), will be eligible to receive options to purchase the Corporation's common stock. The Committee will admini-ster the 1994 Stock Option Plan and determine the number of options to be issued, the allocation of the options among the participants, and the price at which the stock underlying the options may be purchased (the "option price"); provided, however, the option price will not be less than 100% of the fair mar-ket value of the common stock on the date the option is granted. In general, for purposes of the Plan "fair market value" means the average of the highest "bid" and lowest "offered" quotations of the stock as reported by NASDAQ for the particular date. Options may not be exercised until at least 6 months after the option is granted, except by a recipient who becomes disabled. Unless a shorter period is fixed by the Committee or a provision of the Plan, options are exercisable for 10 years following the option grant date. Further, all options outstanding will be exercisable upon a change in control of the Corporation.

        At the present time, there are approximately 32 executives and other key employees of the Corporation and its subsidiaries who would be eligible to receive options under the 1994 Stock Option Plan.

        The 1994 Stock Option Plan also provides that options to purchase 400 shares of the Corporation's common stock will automatically be granted to all non-employee directors of the Corporation annually, the initial grant to be on July 1, 1994 and subsequent grants to be on each July 1 thereafter through July 1, 1998. The option price with respect to options granted to the non-employee directors will be equal to 100% of the fair market value of the stock. There are presently 12 non-employee directors who would be eligible to receive options under the 1994 Stock Option Plan. As a group, these directors would receive 4,800 options annually under the Plan.

        The Committee will not have any power to alter the amount, price or timing of the options granted to the non-employee directors under the Plan. A total of 210,000 shares of the Corporation's common stock are to be reserved for issuance pursuant to the Plan. The fair market value of 210,000 shares as of January 15, 1994 was $6,247,500.

        The dollar value of the benefits that will be received by or allocated under the 1994 Stock Option Plan to the non-employee directors, executive officers (including the executive officers named in the Summary Compensation Table) and other key employees of the Corporation and its subsidiaries is not determinable at this time. If the 1994 Stock Option Plan had been in effect for 1993, no benefits would have been received by or allocated under the Plan to the executive officers (including the executive officers named in the Summary Com-pensation Table) and other key employees of the Corporation and its subsidiaries because sufficient shares remained authorized for issuance under the Corpora-tion's 1989 Stock Option Plan for all options granted during 1993. If the 1994 Stock Option Plan had been in effect for 1993, the dollar value of benefits allocated to non-employee directors of the Corporation as a group would have been as follows:


                              NEW PLAN BENEFITS(1)

               FIRST MERCHANTS CORPORATION 1994 STOCK OPTION PLAN
         -----------------------------------------------------------------
                                              Dollar Value     Number of
         Name and Position                        ($)            Units
         -----------------------------------------------------------------
         Non-Executive Director Group           $9,600           4,800
                                                              Shares of
                                                              Common Stock

- -------------------
    (1)  Aggregate value of unexercised in-the-money options at fiscal year end, if 1994
         Stock Option Plan had been in effect for 1993.


        The 1994 Stock Option Plan provides that the Committee may determine whether the options to be issued are to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options; provided, however, the options granted to non-employee directors must be nonqualified stock options. Under the Plan, a recipient of a nonqualified stock option who separates from service due to retirement or disability may exercise the option at any time within 5 years after the date of separation, whereas a recipient of an incentive stock option who separates from service due to retirement or disability must exercise the option within 3 months after the date of separation (but in both cases not later than the date on which the option expires).

        Assuming the options are not traded on an established market at the time they are granted, the issuance of an option under the 1994 Stock Option Plan will not cause any federal income tax consequences to the recipient or the Corporation.

        The recipient of a nonqualified stock option will realize ordinary income upon exercising the option, equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. The Corporation will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income.

        There are no federal income tax consequences to the recipient or the Corporation upon the exercise of an incentive stock option. If the recipient holds the shares purchased through the exercise of an incentive stock option for more than 1 year after the exercise date and 2 years after the option was granted (the "holding period"), the recipient will be eligible upon selling the shares for long-term capital gain treatment on any excess in the amount of the sale price over the option price. The Corporation will not receive an income tax deduction in the event the recipient disposes of the shares after completion of the holding period. However, if the recipient sells the shares before the expiration of the holding period, the recipient will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the recipient's gain, if any, on the sale of the shares is subject to capital gains treatment. The Corporation will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income.

        The Board of Directors believes that the grant of stock options will be a significant incentive to the non-employee directors of the Corporation and the executive officers and other key employees of the Corporation and its subsidiar-ies who contribute and are expected to contribute materially to the continued success of the Corporation. The Board therefore unanimously recommends a vote "FOR" approval of the 1994 Stock Option Plan by the shareholders.

        The affirmative vote of at least a majority of the Corporation's out-standing common shares is required for approval of the 1994 Stock Option Plan.


PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EMPLOYEE STOCK PURCHASE PLAN (1994)

        On December 14, 1993, the Board of Directors adopted the First Mer-chants Corporation Employee Stock Purchase Plan (1994) (the "1994 Stock Purchase Plan"). The Board's adoption date of the 1994 Stock Purchase Plan was subject to approval by the holders of a majority of the Corporation's outstanding common stock, which approval is now being sought. The Board recommends approval of the 1994 Stock Purchase Plan, the principal features of which are set forth below.

        The 1994 Stock Purchase Plan provides for purchase of the Corporation's common stock by eligible employees through a maximum of 5 offerings, each of 12 months' duration. The employees eligible to participate in the Plan are all employees of the Corporation or a participating subsidiary who customarily work more than 20 hours per week and who have been employed for at least 6 months as of the first day of the offering. At the present time, there are approximately 360 employees who would be eligible to participate in the Plan.

        Prior to each offering period (July 1 to June 30), eligible employees will be entitled to elect to have up to 20% of their basic salary or wages, excluding bonuses, overtime, incentive or other similar extraordinary remuneration, deducted from their pay and accumulated with interest until the end of that offering period, but not to exceed $25,000 per offering period. Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at any time during each offering period. At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of the largest number of full shares of the Corporation's common stock possible, and each participant will receive a certif-icate evidencing such shares. The price at which the shares will be deemed to have been purchased (the "option price") will be determined by the Compensation Committee of the Board (the "Committee"), and will be equal to the lesser of (1) 85% of the fair market value of the common stock at the time the option is granted ( the "grant date"), or (2) 85% of the fair market value of the common stock on the last day of the offering period (the "exercise date"). In general, for purposes of the 1994 Stock Purchase Plan "fair market value" means the aver-age of the highest "bid" and lowest "offered" quotations of the stock as reported by NASDAQ for the particular date.

        The Committee will administer the 1994 Stock Purchase Plan. A total of 112,500 shares of the Corporation's common stock are to be reserved for issuance pursuant to the Plan. The fair market value of 112,500 shares as of January 15, 1994 was $3,346,875.

        The benefits or amounts that will be received by or allocated to par-ticipants under the 1994 Stock Purchase Plan are not determinable at this time. If the 1994 Stock Purchase Plan had been in effect for 1993, no benefits or amounts would have been received by or allocated to participants under the Plan because sufficient shares remained authorized for issuance under the Corpora-tion's 1989 Stock Purchase Plan for all shares purchased by eligible employees during 1993.

        The 1994 Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Consequently, the Committee's purchase of stock on behalf of a partic-ipant pursuant to the Plan will not cause any federal income tax consequences to the participant or the Corporation. If the participant holds the shares pur-chased pursuant to the Plan for more than 1 year after the exercise date and 2 years after the grant date (the "holding period"), upon selling the shares the participant's gain will be subject to capital gains treatment. The Corporation will not receive an income tax deduction in the event the participant disposes of the shares after completion of the holding period. However, if the partici-pant sells the shares before the expiration of the holding period, the partici-pant will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. Any appreciation in the stock after the date the option was exercised is treated as a capital gain. The Corporation will receive an income tax deduction in the same amount and at the same time as the participant realizes ordinary income, but not as to any amount which is subject to capital gains treatment.

        The Board of Directors believes that providing eligible employees of the Corporation and its participating subsidiaries a convenient opportunity to purchase shares of the common stock of the Corporation at a favorable price through payroll deductions will be a significant incentive to these employees who contribute and are expected to contribute materially to the continued suc-cess of the Corporation. The Board therefore unanimously recommends a vote "FOR" approval of the 1994 Stock Purchase Plan by the shareholders.

        The affirmative vote of at least a majority of the Corporation's out-standing common shares is required for approval of the 1994 Stock Purchase Plan.


SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board, subject to the approval of the shareholders, has selected Geo. S. Olive & Company, Certified Public Accountants, as its independent public accountants for 1994. Representatives of the firm are expected to be present at the annual shareholder's meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appro-priate questions.


SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 1995 annual meeting of the shareholders must be received by the Secretary of the Corporation at the Corporation's principal office by October 25, 1994, for inclusion in the Corporation's 1995 proxy statement and form of proxy relating to that meeting.


OTHER MATTERS

        The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, proxies may be solicited personally or by telephone or telegraph, but no solicitation will be made by specially engaged employees or paid solicitors.

        The Board and management are not aware of any other matters to be pre-sented at the annual meeting other than the election of the directors and the proposals to approve the 1994 Stock Option Plan and the Employee Stock Purchase Plan (1994). However, if any other matters properly come before such meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion.


                                    By Order of the Board of Directors


                                    __________________________________________
                                    Rodney A. Medler
                                    Secretary

Muncie, Indiana
February 22, 1994

                          FIRST MERCHANTS CORPORATION

                             1994 STOCK OPTION PLAN


I.       PURPOSE

         The purposes of the First Merchants Corporation 1994 Stock Option Plan (the "Plan") are to promote the long-term success of First Merchants Corporation (the "Company") and its subsidiaries, and to attract, retain, and motivate key employees and directors while creating a long-term mutuality of interest with shareholders.


II.      ADMINISTRATION

         The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of three or more non-employee members of the Board of Directors of the Company (the "Board"), all of whom shall be "disinterested persons" as such term is defined in the rules of the Securities and Exchange Commission, as amended from time to time. The Committee shall have full author-ity to establish regulations for the administration of the Plan and to make any other determination it deems necessary to administer the Plan, except as expressly provided in the Plan.


III.     ELIGIBILITY FOR AWARD

         Non-employee directors of the Company who are serving as directors on the date of grant shall automatically receive options under the Plan, as pro-vided in Section IV. In addition, the Committee shall designate key employees (not non-employee directors) of the Company or any subsidiary of the Company to receive options under the Plan.


IV.      ALLOTMENT OF SHARES

         Shares of common stock of the Company to be issued under the Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from issued shares reacquired by the Company. The aggregate number of shares of common stock that may be issued under the Plan shall not exceed 210,000 shares. Where options are for any reason canceled, or expire or terminate unexercised, the shares covered by such options shall again be availa-ble for grant of options within the limits provided by the preceding sentence. Options may be allotted to eligible employees (not non-employee directors) at such times and in such amounts as the Committee, in its sole discretion, may determine, provided, however, that in the case of options which are intended to be incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"):

         (i) the option holder, at the time the option is granted, shall not own common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, and

         (ii) the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which the options are exercisable for the first time by an individual during any calen-dar year (under all such plans of the Company and any parent or subsidiary corporations) shall not exceed $100,000.

        Options to purchase 400 shares of common stock, which shall be options that do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"), shall automatically be granted to all non-employee directors of the Company each July 1 during the term of the Plan. However, if at any time insufficient shares remain available for allotment to non-employee directors in accordance with the preceding sentence, the number of options allotted to each such director shall be reduced proportionally.

V.      GRANTING OF OPTIONS

        All options granted under the Plan shall be in such form as the Commit-tee may from time to time approve. The Committee shall determine in each case whether the options are Incentive Stock Options or Non-Qualified Stock Options; provided, however, options granted to non-employee directors must be Non-Qualified Stock Options. All options granted under the Plan shall be subject to the following terms and conditions:

        (a) OPTION PRICE. The option price per share with respect to each option granted to a non-employee director shall be equal to 100% of the Fair Market Value of the common stock at the date the option is granted. The Commit-tee shall determine the option price per share with respect to each option granted to an eligible employee; provided, however, the option price shall not be less than 100% of the Fair Market Value of the common stock at the date the option is granted.

        (b) PERIOD OF OPTION. Unless a shorter period is fixed by the Commit-tee or another provision of this Plan, each option may be exercised during a period of ten years from the date the option was granted.

        (c) PAYMENT. The option price shall be payable in cash, by tender to the Company of shares of Company stock owned by the option holder, or by any combination thereof. No shares shall be issued until full payment has been made. A holder of an option shall have none of the rights of a shareholder until the shares are issued.

        (d) EXERCISE OF OPTIONS. The shares covered by an option may be pur-chased on such installments and on such exercise dates as the Committee may determine, provided, however, that no option shall become exercisable until at least six months after grant unless disability of the option holder occurs before the expiration of the six-month period. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the option. In no event shall any option be exercisable after the expiration of ten years from the date upon which the option was granted. Each option shall become exercisable according to terms set by the Committee at the time of grant, except as specified in Section VI (Acceleration of Exercisability on Change of Control). The Committee may direct that an option become exercisable in installments, which need not be annual install-ments, over a period which may be less than the term of the option. At such time as an installment shall become exercisable, it may be exercised at any time thereafter in whole or in part until the expiration or termination of the option. The

Committee may, in its sole discretion, prescribe shorter or longer time periods and additional requirements with respect to exercise of an option.

        (e) NONTRANSFERABILITY OF OPTIONS. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee or director to whom granted, may be exercised only by such employee or director, or his or her guardian or legal representative.

        (f) TERMINATION OF EMPLOYMENT. Upon the termination of an option holder's employment (for any reason other than retirement, disability, death or termination for deliberate, willful or gross misconduct), option privileges shall be limited to the shares which were immediately purchasable at the date of such termination and such option privileges shall expire unless exercised before the date of such termination. If an option holder's employment is terminated for deliberate, willful or gross misconduct, as determined by the Board, all rights under the option shall expire upon receipt of the notice of such termina-tion.

        (g) RETIREMENT OR DISABILITY OF AN OPTION HOLDER. In the event of an option holder's disability (within the meaning of Section 22(e)(3) of the Code) or retirement as an employee or director, option privileges shall apply to those shares immediately purchasable at the date of separation from service. The Committee, in its sole discretion, may provide that any options outstanding but not yet exercisable upon the separation of the option holder may become exercisable in accordance with a schedule determined by the Committee; provided, however, that in the event of retirement no options shall become exercisable until at least six months after grant. Option privileges under Incentive Stock Options shall expire unless exercised within three months from the date of separation, but no later than the date on which the option terminates. Option privileges under Non-Qualified Stock Options shall expire unless exercised within five years from the date of separation, but no later than the date on which the option terminates.

        (h) DEATH OF OPTION HOLDER. Upon the death of an option holder, option privileges shall apply to those shares which were immediately purchasable at the time of death. Option privileges shall expire unless exercised by legal representatives or beneficiaries within one year after the date of the employee's or director's death, but no later than the date on which the option terminates.

VI.     ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL

        Upon a Change of Control of the Company, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment.

        A "CHANGE OF CONTROL" shall be deemed to have occurred if:

        (i) any individual, entity or firm becomes the beneficial owner of 40% or more of the outstanding common stock of the Company, provided, however, that such an event shall not constitute a Change of Control if such shareholder has entered into an agreement with the Company, approved by the Board, which materi-ally restricts the right of such shareholder to direct or influence the manage-ment or policies of the Company; or

        (ii) in any solicitation of proxies from the security holders of the Company, proxies are solicited by or on behalf of a person or entity other than the Board and, upon the conclusion of such solicitation, nominees of such person or entity are elected to one-half or more of the then available positions on the entire Board.

        The merger or consolidation of the Company with any other entity shall not, as such, be regarded as a Change of Control for the purposes of this Plan. The effect of such a merger or consolidation shall be determined by the provi-sions of this Section.

VII.    FAIR MARKET VALUE

        "FAIR MARKET VALUE" shall mean the value of a share of common stock on a particular date, determined as follows: (i) if the common stock is not listed on such date on any national securities exchange, the average between the high-est "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share), as reported by the National Association of Securities Dealers Automated Quotation System, or other similar service selected by the Committee; (ii) if the common stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or (iii) if the common stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system, or, if such system does not cover the common stock, the last reported sale price of a share on such date on the principal national securities exchange on which the common stock is listed or, if no sale of common stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.

VIII.   ADJUSTMENT IN THE EVENT OF RECAPITALIZATION

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company, the Committee shall make such adjustments, if any, as are appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the options granted and in the option price.

IX.     AMENDMENTS AND DISCONTINUANCE

        The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the holders, any options then outstanding, or amend the Plan without shareholder approval so as to materially: (i) increase the benefits accruing to participants under the Plan; (ii) increase the number of securities which may be issued under the Plan;
(iii) modify the requirements as to eligibility for participation in the Plan; or (iv) increase the cost of the Plan to the Company. In addition, Plan provi-sions relating to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retire-ment Income Security Act of 1974 (ERISA), or the rules thereunder.

X.      COMPLIANCE WITH RULE 16b-3

        With respect to persons subject to Section 16 of the Securities
Exchange Act of 1934 (the "1934 ACT"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Commit-tee fails to so comply, it shall be deemed null and void, if permitted by law and deemed advisable by the Committee.


XI.     EFFECTIVE DATE AND TERM OF THE PLAN

        The 1994 Stock Option Plan shall become effective on July 1, 1994, sub-ject to prior approval of the shareholders. No option shall be granted pursuant to this Plan after June 30, 1999. However, options theretofore granted may extend beyond that date in accordance with their terms and the provisions of the Plan.

FIRST MERCHANTS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN (1994)


INTRODUCTION

The First Merchants Corporation Employee Stock Purchase Plan (the "PLAN") was adopted by the Board of Directors (the "BOARD") of First Merchants Corporation (the "Company") on December 14, 1993, subject to approval of the Company's shareholders at their annual meeting on March 31, 1994. The effective date of the Plan shall be July 1, 1994, if it is approved by the shareholders. The pur-pose of the Plan is to provide eligible employees of the Company and its subsid-iaries a convenient opportunity to purchase shares of common stock of the Company through annual offerings financed by payroll deductions. The Plan may continue until all the stock allocated to it has been purchased or until after the fifth offering is completed, whichever is earlier. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to par-ticipants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or
(v) alter the allocation of Plan benefits among participating employees.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "CODE") and is not subject to any provisions of the Employee Retire-ment Income Security Act of 1974 (ERISA). It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.


ADMINISTRATION

The Plan is administered by the Compensation Committee (the "COMMITTEE"), which consists of three or more members of the Board, none of whom are eligible to participate in the Plan and all of whom shall be "disinterested persons," as such term is defined in the rules of the Securities and Exchange Commission, as amended from time to time. The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal executive office. The members of the Com-mittee do not serve for fixed periods but may be appointed or removed at any time by the Board.


STOCK SUBJECT TO THE PLAN

An aggregate of 112,500 shares of common stock, without par value, of the Com-pany (the "COMMON STOCK") is available for purchase under the Plan. Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. In the event of any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.

ELIGIBILITY

All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week. No employee shall be eligible to participate in an offering unless he or she has been continuously employed by the Company or sub-sidiary for at least six months as of the first day of such offering. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Com-pany or of any parent or subsidiary of the Company.


OFFERINGS, PARTICIPATING, DEDUCTIONS

The Company may make up to five offerings of 12 months' duration each to eligi-ble employees to purchase Common Stock under the Plan. An eligible employee may participate in such offering by authorizing at any time prior to the first day of such offering a payroll deduction for such purpose in whole dollar amounts, up to a maximum of twenty percent (20%) of his or her basic salary or wages, excluding any bonus, overtime, incentive or other similar extraordinary remuner-ation received by such employee. The Committee may at any time suspend an offering if required by law or if determined by the Committee to be in the best interests of the Company.

The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Payroll deduction accounts will be credited with interest at such rates and intervals as the Committee shall determine from time to time. Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee.

Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the end of each offering period.

Subject to rules, procedures and forms adopted by the Committee, a participating employee may at any time during the offering period increase, decrease or sus-pend his or her payroll deduction, or may withdraw the entire balance of his or her payroll deduction account and thereby withdraw from participation in an offering. Under the initial rules established by the Committee, payroll deductions may not be altered more than once in each offering period and withdrawal requests may be received on or before the last day of such offering. In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

PURCHASE, LIMITATIONS, PRICE

Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his or her payroll deduction account at the end of any offering period can purchase. No employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the effective date of the offering) for each calendar year in which the option is outstanding at any time. As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the offering price. Such employee's account will be charged for the amount of the purchase and a stock certificate representing such shares will be issued.

The Committee shall determine the purchase price of the shares of Common Stock which are to be sold under each offering, which price shall be the lesser of
(i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.
Fair Market Value of a share of Common Stock on a given date is defined as the average price between the highest "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share), as reported by the National Association of Securities Dealers Automated Quotation System, or other similar service selected by the Committee. However, if the Common Stock is listed on a national securi-ties exchange, Fair Market Value is defined as the last reported sale price of a share on such date, or if no sale took place, the last reported sale price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on such exchange. If the Common Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, Fair Market Value is defined as the fair market value of a share on such date as determined in good faith by the Committee.

TRANSFER OF INTERESTS, STOCK CERTIFICATES

No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the partici-pating employee's lifetime only by such employee or the employee's guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of shares of Common Stock issued under the Plan.

Certain officers of the Company are subject to restrictions under Section 16(b) of the Securities Exchange Act of 1934 (the "1934 ACT"). With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

Certificates for Common Stock purchased under the Plan may be registered only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.